    As filed with the Securities and Exchange Commission on February 19, 2002
                                            Registration No. 333-_______________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              DIGITAL IMPACT, INC.
             (Exact name of Registrant as specified in its charter)


                                              177 Bovet Road, Suite 200
         Delaware                            San Mateo, California 94402                              94-3286913
(State of Incorporation)   (Address of principal executive offices, including zip code)   (IRS Employer Identification Number)

                               ------------------

                      DIGITAL IMPACT, INC. 1998 STOCK PLAN
             DIGITAL IMPACT, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               ------------------

                                  William Park
    President, Chief Executive Officer and Chairman of the Board of Directors
                              DIGITAL IMPACT, INC.
                            177 Bovet Road, Suite 200
                           San Mateo, California 94402
                                 (650) 356-3400
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                 Selim Day, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                                   One Market
                         Spear Street Tower, Suite 3300
                             San Francisco, CA 94105

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                                      CALCULATION OF REGISTRATION FEE

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                                                               PROPOSED         PROPOSED
                                                               MAXIMUM          MAXIMUM         AMOUNT OF
                                           AMOUNT TO BE    OFFERING PRICE      AGGREGATE      REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED       REGISTERED(1)     PER SHARE(2)    OFFERING PRICE       FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, to be
   issued upon exercise of options under
   the Digital Impact, Inc. 1998 Stock
   Plan                                     1,449,636            $1.87         $2,710,819       $249.40

Common Stock, $0.001 par value, to be
   issued under the Digital Impact, Inc.
   1999 Employee Stock Purchase Plan          577,015            $1.59           $917,454       $ 84.40

                             Total          2,026,651                          $3,628,273       $333.80
===========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Digital Impact, Inc.'s Common Stock which become issuable under the Digital Impact, Inc. 1998 Stock Plan or Digital Impact, Inc. 1999 Employee Stock Purchase Plan by reason of a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in the increase in the number of the outstanding shares of Digital Impact, Inc.'s Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $1.87 per share, which was the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on February 14, 2002 (the "Market Price"). The price per share for the 1999 Employee Stock Purchase Plan is 85% of the Market Price. The indicated number of shares to be registered represents additional shares issuable under the listed plans that are not covered by previous registration statements.

           STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8 --
                     REGISTRATION OF ADDITIONAL SECURITIES

        The Registrant filed Registration Statements on Form S-8 with the Securities and Exchange Commission on April 13, 2000 (SEC File No. 333-34678) (the "April Form S-8"), August 30, 2000 (SEC File No. 333-44782) (the "August 2000 Form S-8") and August 16, 2001 (SEC File No. 333-67686) (the "August 2001
Form S-8"). The April Form S-8 and the August 2001 Form S-8 were filed in connection with the Registrant's 1998 Stock Plan and 1999 Employee Stock Purchase Plan. The August 2000 Form S-8 was filed in connection with an amendment to the Registrant's 1998 Stock Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1998 Stock Plan and 1999 Employee Stock Purchase Plan. The contents of the April Form S-8, the August 2000 Form S-8 and the August 2001 Form S-8, including periodic filings updating or amending the contents of the April Form S-8, the August 2000 Form S-8 and the August 2001 Form S-8, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.



Exhibit
Number
-------
 4.1(1)      Digital Impact, Inc. 1998 Stock Plan, as amended

 4.2(2)      Digital Impact, Inc. 1999 Employee Stock Purchase Plan

 5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation

23.1         Consent of PricewaterhouseCoopers LLP

23.2         Consent of Counsel (contained in Exhibit 5.1)

25.1         Power of Attorney (see signature page)

-----------------------
(1) Incorporated by reference to Digital Impact's Registration Statement on Form S-8 (SEC File No. 333-67686), filed with the Securities and Exchange Commission on August 16, 2001.

(2) Incorporated by reference to Digital Impact's Registration Statement on Form S-1 (SEC File No. 333-87299), as amended, declared effective by the Securities and Exchange Commission on November 22, 1999.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on February 19, 2002.



                                      DIGITAL IMPACT, INC.

                                      By:  /s/ William Park
                                         ---------------------------------------
                                         William Park
                                         President, Chief Executive Officer and
                                         Chairman of the Board of Directors


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Park and David Oppenheimer, jointly and severally, his or her attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 19, 2002.


                Signature                                       Title

 /s/ William Park                         President, Chief Executive Officer and Chairman
 ------------------------------------     of the Board of Directors (Principal Executive
 William Park                             Officer)


 /s/ David Oppenheimer                    Senior Vice President, Finance, Chief Financial
 ------------------------------------     Officer and Treasurer (Principal Financial and
 David Oppenheimer                        Accounting Officer)


 /s/ Gerardo Capiel                       Chief Technology Officer and Director
 ------------------------------------
 Gerardo Capiel

 /s/ Ruthann Quindlen                     Director
 ------------------------------------
 Ruthann Quindlen


 /s/ Warren Packard                       Director
 ------------------------------------
 Warren Packard


 /s/ Michael Brown                        Director
 ------------------------------------
 Michael Brown


 /s/ Edward J. Spiegel                    Director
 ------------------------------------
 Edward J. Spiegel

                                INDEX TO EXHIBITS



Exhibit
Number
-------
 4.1(1)      Digital Impact, Inc. 1998 Stock Plan, as amended

 4.2(2)      Digital Impact, Inc. 1999 Employee Stock Purchase Plan

 5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation

23.1         Consent of PricewaterhouseCoopers LLP

23.2         Consent of Counsel (contained in Exhibit 5.1)

25.1         Power of Attorney (see signature page)

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(1) Incorporated by reference to Digital Impact's Registration Statement on Form S-8 (SEC File No. 333-67686), filed with the Securities and Exchange Commission on August 16, 2001.

(2) Incorporated by reference to Digital Impact's Registration Statement on Form S-1 (SEC File No. 333-87299), as amended, declared effective by the Securities and Exchange Commission on November 22, 1999.